Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2022, with respect to the consolidated financial statements and financial statement schedule II - Valuation and Qualifying Accounts of Shenandoah Telecommunications Company, incorporated herein by reference.

KPMG LLP

McLean, Virginia

May 3, 2024